EXHIBIT 99.1

TOR Minerals International to Report Fourth Quarter and Year-end 2012 Financial Results

CORPUS CHRISTI, Texas, February 12, 2013 -- TOR Minerals International (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, announced today that the company plans to release results for its fourth quarter and year-ended December 31, 2012, after the Market closes on Wednesday, February 20, 2013.  Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central, that day to discuss the company's results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 408254.  A live and archived webcast of the conference call will be available via the News section of the company's website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Dave Mossberg
Three Part Advisors, LLC
817-310-0051